Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No.333-252862) pertaining to the Sana Biotechnology, Inc. 2018 Equity Incentive Plan, 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan, and
(2)	Registration Statement (Form S-8 No. 333-258302) pertaining to the Sana Biotechnology, Inc. Restricted Stock Unit Plan.

of our report dated March 16, 2022, with respect to the consolidated financial statements of Sana Biotechnology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 16, 2022